Exhibit 10.22

FIFTEENTH AMENDMENT

This FIFTEENTH AMENDMENT, dated as of October 22, 2010 (this “Agreement”), to the Debtor-in-Possession Credit Agreement, dated as of October 27, 2009 (as amended prior to the date hereof, the “Credit Agreement”), by and among FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (as hereinafter defined) (“FairPoint”), FAIRPOINT LOGISTICS, INC., a South Dakota corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Logistics”; Logistics, together with FairPoint, each a “Borrower” and, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders extend the Maturity Date.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments.  Subject to all of the terms and conditions set forth herein (including the occurrence of the Effective Date referred to below), and from and after such Effective Date:

1.1   Section 5.05(a)(i) of the Credit Agreement is hereby amended by deleting the words “in compliance with Section 7.05” where they appear in the parenthetical in such Section 5.05(a)(i).

1.2   Section 6.01(e) of the Credit Agreement is hereby amended by deleting such Section 6.01(e) in its entirety and substituting in lieu thereof the following new Section 6.01(e):

“(e)         Compliance Certificates.  At the time of the delivery of the financial statements provided for in Sections 6.01(b) or (c), a certificate (“Compliance Certificate”) of the chief financial officer or other Authorized Officer of FairPoint to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof.”

1.3   Section 6.08 of the Credit Agreement is hereby amended by deleting the words “, subject to Section 7.05,” where they appear in such Section 6.08.

1.4   Section 7.02(b) of the Credit Agreement is hereby amended by deleting the words “to the extent within the limitations set forth in Section 7.05” where they appear in such Section 7.02(b).

1.5   Section 7.04(c) of the Credit Agreement is hereby amended by deleting the words “; provided that Borrowers are in compliance with Section 7.05” where they appear in such Section 7.04(c).

1.6   Each of Sections 7.05 and 7.12 of the Credit Agreement are hereby deleted and replaced with “[Reserved].”

1.7   Section 8.22(b) of the Credit Agreement is hereby amended by deleting the reference to “July 31, 2010” appearing therein and substituting “January 31, 2011” therefor.

1.8   The definition of “Maturity Date” set forth in Section 9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” shall mean January 31, 2011, which date may, at the request of the Borrowers and subject to the prior written consent of the Required Lenders, be extended from time to time by up to two months in the aggregate (provided that the Credit Parties shall not be required to pay a fee to the Lenders in connection with any extensions for such up to two months in the aggregate).

SECTION 2.   Conditions Precedent.  This Agreement shall become effective on the date (the “Effective Date”) upon which the following conditions have been satisfied:

(a)           The Administrative Agent shall have received executed counterparts of this Agreement duly executed by the Credit Parties, the Administrative Agent and each of the Lenders; and

(b)           The Administrative Agent shall have received (i) for the ratable benefit of the Lenders, a fee in immediately available funds in an amount equal to 0.50% of the Total Revolving Commitment, (ii) for its own account, in immediately available funds (x) the full amount of its annual administrative fee as if the anniversary of the date that the Interim Order was entered by the Bankruptcy Court was the Effective Date and (y) payment in full of all invoices heretofore submitted to FairPoint, and (iii) payment, or counsel to the Administrative Agent shall have received payment, in full in immediately available funds of all fees and expenses of counsel to the Administrative Agent with respect to invoices heretofore submitted to FairPoint.

SECTION 3.   Representations and Warranties.  After giving effect to this Agreement, the Credit Parties, jointly and severally, reaffirm and restate the representations and warranties set forth in the Credit Agreement and in the other Credit Documents (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date.  Each of the Credit Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

(a)           it has the company power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(b)          no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement;

(c)           this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d)           no Default or Event of Default shall have occurred and be continuing; and

(e)           the execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under, any contractual obligation of any Credit Party or any of its Subsidiaries.

SECTION 4.   Affirmation of Credit Parties.  Each Credit Party hereby approves and consents to this Agreement and the transactions contemplated by this Agreement, and affirms its obligations under the Credit Documents to which it is a party.  Each Subsidiary Guarantor agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to (i) the Credit Agreement and (ii) all of the other Credit Documents, as each of such are amended (including by this Agreement), restated, supplemented or otherwise modified from time to time in accordance with their terms.  Each Credit Party expressly acknowledges and agrees that further extensions, if any, of the Maturity Date (i) beyond January 31, 2011 may be subject to the inclusion of financial covenants and (ii) beyond March 31, 2011 are subject to the discretion of and require the consent of all Lenders and, in any event, would be subject to such terms and conditions (including, without limitation, the payment of fees) as the Lenders may deem appropriate under the circumstances.

SECTION 5.   Ratification.

(a)           Except as herein agreed, the Credit Agreement and the other Credit Documents remain in full force and effect and are hereby ratified and affirmed by the Credit Parties.  Each of the Credit Parties hereby (i) confirms and agrees that the Borrowers are truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Credit Documents.

(b)           This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 6.   Waivers; Amendments.  Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Required Lenders.

SECTION 7.   References.  All references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Credit Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

SECTION 8.   Counterparts.  This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

SECTION 9.   Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10.   Severability.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 11.   Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 12.   Miscellaneous.

(a)   The parties hereto shall, at any time from time to time following the execution of this Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Agreement.

(b)   The Credit Parties acknowledge and agree that this Agreement constitutes a Credit Document and that the failure of any of the Credit Parties to comply with the provisions of this Agreement shall constitute an Event of Default.

SECTION 13.   Headings.  Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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[Signature Pages Omitted]